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                                                                   EXHIBIT 10.33

                Confidential Treatment Requested - Edited Version

                SOFTWARE LICENSE, OEM AND DISTRIBUTION AGREEMENT

This Software License, OEM and Distribution Agreement ("Agreement") is made as of September 28, 1999 (the "Effective Date") between TurboLinux, Inc., a Delaware corporation ("Licensee" or "TurboLinux"), having its principal place of business at 2000 Sierra Point Parkway, Suite 702, Brisbane, CA 94005 and Enlighten Software Solutions, Inc. ("ESSI"), having its principal place of business at 999 Baker Way, Fifth Floor, San Mateo, CA 94404.

1.0     DEFINITIONS.

1.1 "Bundle" shall mean the act of shipping the Program with a new TurboLinux System or TurboLinux Product.

1.2 "Confidential Information" shall mean all confidential information of a party (including without limitation technical, marketing, financial, planning or other confidential or proprietary information, as more particularly described in section B of Exhibit C). Any information disclosed by the party disclosing Confidential Information to the other party under this Agreement (the "Discloser") will be considered Confidential Information by the other party only if such information is marked as confidential at the time of disclosure, or if provided orally, identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of disclosure. Confidential Information will be subject to the limitations set forth in Section 6 below.

1.3 "Documentation" shall mean non-confidential documentation provided with the software licensed by ESSI to Licensee hereunder (including user manuals and technical information, as more particularly described in section A of Exhibit C).

1.4 "Enhancements" shall mean all modifications to the Program made solely on behalf of Licensee but do not include separate add-on products which contain no Program code.

1.5 "Infringement Action" shall mean any claim, suit, or proceeding brought for infringement of any U.S. patent, copyright, trademark, or trade secret, of a third party.

1.6 "Infringing Product" shall mean a product whose use is restricted as the result of an injunction issued in an Infringement Action.

1.7 "Intellectual Property Rights" shall mean the following rights that pertain to the Program and the Documentation:

        (a) Rights in all U.S. and foreign patents and any related applications, renewals, continuations, continuations-in-part, divisionals and other derivative rights;

        (b) Rights in the trademarks including, but not limited to, those listed in Exhibit B that are enforceable under common law, state law, federal law, or the laws of foreign countries;

        (c) Rights in copyrights and rights of authorship arising under any jurisdiction; and



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        (d)     Rights in trade secrets under common law, state law, federal law, and the laws of foreign countries.

1.8     "Object Code" shall mean any machine executable code.

1.9 "Program" shall mean ESSI's TurboLinux-based version of ESSI's Distributed System Manager software, Enlighten/DSM, and any additional computer software licensed by ESSI to Licensee pursuant to this Agreement, including without limitation the Documentation, as more particularly described in Exhibit A.

1.10 "Release" shall mean a release of the Program that may be either a new Version or Revision.

1.11 "Revision" shall mean a release of the Program incorporating corrections and minor enhancements to the prior Revision that ESSI makes generally available to the public. A Revision is designated by a numeric identification of the form "N.M" where the "M" designates the Revision.

1.12 "TurboLinux Customers" shall mean Licensee customer sites that are currently using the TurboLinux platform as their primary management platform (e.g., running the Group Management Server ("GMS") portion of the Program primarily on the TurboLinux platform).

1.13 "TurboLinux Product" shall mean the TurboLinux software products set forth in Exhibit A (as such exhibit may be modified from time to time by written agreement of the parties), and any subsequent versions or releases of such products, including any user manuals provided with such software.

1.14 "TurboLinux OS" shall mean the Turbo Linux version of the Linux Operating System.

1.15 "Supported Release" shall mean those Releases supported by ESSI as an ESSI commercial product.

1.16 "Version" shall mean the Object Code releases of the Program, that ESSI makes available to Licensee under the terms of the Agreement. A Version is designated by a numeric identification of the form "N.M" where "N" designates the Version identification.

2.0     LICENSE GRANT.

2.1 Subject to the terms and conditions of this Agreement, ESSI hereby grants to Licensee, under ESSI's Intellectual Property Rights, a royalty-bearing, worldwide, non-exclusive, non-transferable (except in accordance with this section and section 12.3 below) license to use (for internal and demonstration purposes only, and not to provide services to any third party or analogous use) and reproduce the Program in Object Code, and distribute the Program, via a sublicense, Bundled with a version of the TurboLinux Product directly and indirectly to end-users, as provided in Exhibit D, in accordance with the terms of Section 4.1.3 below.

2.2 Subject to the terms and conditions of this Agreement, ESSI hereby grants to Licensee, under ESSI's Intellectual Property Rights, a [***], worldwide, non-exclusive, non-transferable (except


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        in accordance with this section and section 12.3 below) license in the
        Documentation described in section A of Exhibit C to use (for internal and demonstration purposes only, and not to provide services to any third party or analogous use), reproduce, distribute, and prepare derivative works and compilations of the Documentation, together with the right to sublicense others to do the same, solely for the purpose of developing documentation for use and distribution with the Program.

2.3     [***]

2.4 Except as set forth herein, ESSI retains all right, title, and interest in the Program and Documentation. Although Licensee is not required to pursue any enforcement measures with relation to the Program, Licensee agrees to take commercially reasonable measures to protect ESSI's proprietary rights in the Program and Documentation; in the event that Licensee seeks to pursue enforcement measures with respect to the Program, Licensee will obtain ESSI's prior written authorization before doing so. Except as set forth herein, Licensee is not granted any other rights or license to patents, copyrights, trade secrets, or trademarks with respect to the Program or Documentation or other ESSI Confidential Information. Each party shall notify the other party in writing upon its discovery of any unauthorized use or claim of infringement of the Program or Documentation or either party's patents, copyrights, trade secrets, trademarks, or other intellectual property rights, and use commercially reasonable efforts to assist the other party, at the other party's expense in relation thereto.

3.0     PAYMENTS.

3.1     Royalties.

        3.1.1 [***]

        3.1.2 Subject to the terms of Section 3.1.1 and Exhibit E, Licensee shall pay ESSI a royalty in accordance with the schedule attached as Exhibit E for each copy of the Program sold, distributed or otherwise disposed of, either internally or externally, by Licensee or its sublicensees, for the rights granted in section 2.1 above.

3.2     General Terms of Payment.

        3.2.1 Royalty payments due ESSI for a given calendar quarter (or portion thereof) shall be made within [***] days after the end of such quarter, and payments which are not so paid will be subject to interest at the rate of [***] per month until paid in full. Payments shall be accompanied by a report detailing how such royalties were calculated.

        3.2.2 Licensee shall maintain true and accurate records, in accordance with generally accepted accounting principles, for the calculation of royalties during the term of this Agreement and for [***] months thereafter. During the term of this Agreement, and for a period of [***] thereafter, ESSI may, at its expense, engage an independent auditor reasonably acceptable to Licensee to review such records (to a maximum of [***] months prior) and verify royalty


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        payments, provided that the auditors execute Licensee's confidentiality agreement and provided that ESSI may not conduct said audits more than [***] in any calendar year. In the event that the audit reveals an underpayment of royalties, Licensee shall pay ESSI [***] of any royalties due and any interest accrued thereon if the underpayment exceeds [***] of the total royalties due, and reimburse ESSI for the reasonable cost of the audit.

        3.2.3 Licensee shall be solely responsible for all taxes on royalties and other fees required to be paid to ESSI under this Agreement, including state and local use, sales, property, and other taxes, excluding only taxes calculated solely on ESSI's income.

4.0     MARKETING, DELIVERY AND MANUFACTURING.

4.1 Licensee shall, at its own expense, use commercially reasonable efforts to market the Program as Bundled with the TurboLinux Product. Licensee shall have the right to customize the Documentation for its own marketing, distribution, sales, and support efforts.

        4.1.1 Marketing Plan. During each calendar quarter, Licensee and ESSI shall meet in order to develop a joint marketing plan showing planned marketing activities and the sales forecast for the quarter.

        4.1.2 Licensee Training. Within thirty (30) days after the Effective Date, Licensee and ESSI shall jointly develop a training plan to effectively train TurboLinux personnel on the use of the Program. ESSI will provide to Licensee or Licensee's designee up to one week of training without cost; additional training will be made available to Licensee or its designee at rates to be agreed.

        4.1.3 Bundling Requirement. Licensee agrees, for the term of this Agreement, to Bundle the Program with all new TurboLinux Products as soon as ESSI completes the version of the Program specific to each TurboLinux Product and notifies TurboLinux that each version of the Program is ready to ship.

4.2 This Agreement does not create any partnership, agency, or other relationship other than that of licensee and licenser in accordance with the express provisions of this Agreement.

4.3 ESSI agrees to make the TurboLinux OS a "Reference Platform" for the Program. As used herein, Reference Platform shall mean that any Versions of the Program during the term of this Agreement shall be released on the then-current version of the TurboLinux OS either before, or within [***] days after, the release of the Program on any other Linux, UNIX or Windows operating system.

5.0     SUPPORT.

5.1 As between Licensee and ESSI, ESSI shall, during the term of this Agreement, support the use of the Program distributed to end users by TurboLinux hereunder as set forth in this Section 5. ESSI will provide support for the [***] Release of the Program. Supported Releases shall operate, at a minimum, on the [***] Release of the TurboLinux Products.



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5.2     Prior to transferring any end users of the TurboLinux Product to ESSI for support, TurboLinux or its designee will perform Entitlement and License Verification with respect to the TurboLinux Products. ESSI agrees to provide installation support to verified registered purchasers of the TurboLinux Product Bundled with the Program. This support will be offered to end users of verified TurboLinux Products for sixty (60) days from date of registration with TurboLinux.

        Additional end user support options will be offered for purchase to sublicensees of the Program directly from ESSI and Licensee shall provide reasonable contact information to ESSI for such purposes.

6.0     CONFIDENTIAL INFORMATION.

6.1 A recipient of Confidential Information shall protect the Information by using the same degree of care, but no less than a reasonable degree of care, to prevent any unauthorized use, dissemination, or publication as the recipient uses to protect its own Confidential Information of a like nature. The recipient shall restrict access to the Confidential Information to those of its employees having a need to know. The recipient's obligations under this section 6.1 shall continue for three
        (3) years from the expiration or termination of this Agreement, except for Source Code which may be received hereunder, which must be protected for five (5) years from the expiration or termination of this Agreement.

6.2     A recipient of Confidential Information acknowledges and agrees that:

        (a) The Discloser will be irreparably injured by the disclosure or threatened disclosure of any Confidential Information in violation of this Agreement; and

        (b) In addition to any other remedies available at law or in equity, the Discloser may obtain an injunction to prevent such disclosure or the continuation of such disclosure.

6.3     Confidential Information does not include information that:

        (a) Was rightfully in the recipient's possession before receipt from the Discloser;

        (b) Is or becomes a matter of public knowledge through no fault of the recipient;

        (c) Is rightfully received by the recipient from a third party without a duty of confidentiality;

        (d) Is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; or

        (e) Is independently developed by individuals without access to, or knowledge of, Confidential Information.

6.4 Confidential Information may be disclosed under operation of law or pursuant to a subpoena or other judicial or administrative order, provided the recipient gives the Discloser prior notice of such required disclosure and cooperates with the Discloser at the Discloser's expense, in any lawful action to contest or limit the scope of disclosure.

7.0     PROPRIETARY NOTICES.



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7.1     ESSI shall include within the Program any trademark and copyright notices as applicable. Licensee shall reproduce such notices when marketing and distributing the Program.

7.2 Documentation distributed by Licensee shall include the following notice:

        "Copyright (C) 1994, 1995, 1996, 1997, 1998, 1999 by Enlighten Software
        Solutions, Inc. All Rights Reserved."

8.0     ENHANCEMENTS.

8.1 ESSI shall own all right, title, and interest to any Enhancements and derivative works of the Program created by either party.

9.0     [***]

9.1     [***]

9.2 TurboLinux has its own set of system administration and configuration tools that are an existing part of its current products. TurboLinux will be free to continue to develop these tools.

10.0    WARRANTIES.

10.1 ESSI warrants that it has full power and authority to grant the rights under this Agreement. The Program will (i) process without error information and/or data that includes or refers to dates and/or time ("Date Data") on any day during any year in, before and after the twenty-first century, including any leap day or year, (ii) maintain a consistent relationship with the real (external) time and date, and
        (iii) when used in combination with other products not provided by ESSI, correctly and accurately exchange Date data, to the extent that such other products correctly and accurately exchange Date Data. For purposes of this paragraph, "process" includes, but is not limited to, manipulate, output, receive, retrieve, store, sort, transmit, transform, and verify Date Data.

10.2 ESSI shall defend at ESSI's expense any Infringement Action in relation to the Program and pay any awarded damages and costs of settlement provided that Licensee gives ESSI prompt notice of any Infringement Action, as well as all authority, information, and reasonable assistance (at ESSI's expense) necessary to defend the Infringement Action. With respect to any Infringing Product, ESSI may, at its expense and option:

        (a)     Procure for Licensee the right to continue using the Program;

        (b) Replace the Program with a non-infringing product of substantially equivalent (or better) function or performance;

        (c) Modify the Program to be non-infringing of substantially equivalent (or better) function or performance; or

        (d) If ESSI reasonably determines that none of the foregoing alternatives is feasible, terminate Licensee's rights to the Program but only to the extent necessary to avoid the infringement; upon such termination, ESSI shall refund to Licensee the royalties paid by Licensee which are associated with those rights of Licensee that are terminated.


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10.3    Section 10.2 states the entire liability of ESSI for infringement of
        Intellectual Property Rights by the Program or Documentation. Notwithstanding Section 10.2, ESSI shall have no liability under this Agreement for any claim, suit, or proceeding which is based upon, and which could have been avoided but for:

        (a) Any combination, operation, or use of the Program or Documentation with equipment, software, documentation, or other items not supplied by ESSI;

        (b) Any modification of the Program or Documentation by Licensee not at ESSI's direction; or

        (c) Any use by Licensee of other than the most current Release of the Program if such claim would have been avoided by the use of such Release, provided Licensee had a reasonable opportunity to upgrade to the most current Release.

10.4 ESSI warrants that the Program shall be substantially compliant with the description contained in Exhibit A (including the Documentation referenced therein), as modified from time to time as allowed under this Agreement.

10.5 ESSI MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAM AND THE DOCUMENTATION, INCLUDING WITHOUT LIMITATION AS TO THEIR MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO PERSON, INCLUDING LICENSEE, IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PROGRAM ON ESSI'S BEHALF. LICENSEE SHALL BE SOLELY RESPONSIBLE FOR ANY CLAIMS, WARRANTIES, OR REPRESENTATIONS MADE BY LICENSEE OR ITS EMPLOYEES OR AGENTS.

10.6 Licensee shall defend at Licensee's expense any Infringement Action in relation to the Licensee-proprietary portions of the TurboLinux Product (except for Infringement Actions related solely to the Program) and pay any finally awarded damages and costs of settlement provided that ESSI gives Licensee prompt notice of any Infringement Action, as well as all authority, information and assistance (at Licensee's expense) necessary to defend the Infringement Action. This Section 10.6 states the entire liability of Licensee for infringement of Intellectual Property Rights by the TurboLinux Product.

10.7 EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN SECTION 10.2 OR 10.6, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT, THE PROGRAM, OR ANY RELATED MATTER, OR IN FURTHERANCE OF THE PROVISIONS AND OBJECTIVES OF THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT, OR ANY OTHER LEGAL THEORY AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.0    TERM AND TERMINATION.

11.1    This Agreement shall commence on the Effective Date and shall expire one
        (1) year thereafter, unless earlier terminated for cause. This Agreement will automatically renew for successive one



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        (1) year terms unless one party gives the other party sixty (60) days'
        written notice of its intent not to renew.

11.2 Either party may terminate this Agreement if the other party materially breaches any provision of this Agreement and if such breach is not cured within thirty (30) days of written notice from the non-breaching party advising of such breach. For purposes of this section 11.2, to the extent permitted by applicable law, a party will be deemed to be in material breach of this Agreement if the party:

        (a) Is the subject of a petition in bankruptcy, whether voluntary or involuntary;

        (b)     Is or becomes insolvent; or

        (c)     Ceases to do business in the normal course.

11.3 Upon the termination of this Agreement, (i) if ESSI has terminated this Agreement for Licensee's breach of Sections 2.3, 2.4, 6, 7, or 8, Licensee shall immediately cease reproducing or distributing the Program and Documentation, and will return to ESSI (or, at ESSI's direction, destroy) all copies of the Program and Documentation in its possession;
        (ii) if the Agreement has expired or has terminated for any reason other than as set forth in the foregoing subsection (i), Licensee shall cease reproducing the Program and Documentation to be Bundled with TurboLinux Product as of the effective date of the termination of this Agreement, and shall have [***] days after the effective date of termination to distribute any remaining inventory, and thereafter shall will return to ESSI (or, at ESSI's direction, destroy) all copies of the Program and Documentation in its possession; and (iii) each party will return to the other party (or destroy at the other party's direction) all Confidential Information of the other party.

11.4 Notwithstanding any expiration or termination of this Agreement, the following provisions expressly survive: Sections 2.4 (as to ownership of the Program and Documentation by ESSI), 3, 6, 8, 10, 11.3, 11.4 and 12. Further, the expiration or termination shall not affect any sublicense agreements validly granted by Licensee as of the date of expiration or termination.

12.0    MISCELLANEOUS PROVISIONS.

12.1 Notices. All notices required under this Agreement shall be in writing and shall be considered given upon personal delivery or delivery by electronic means (e.g., fax or electronic mail, if a confirmation hard copy is sent as provided in this Section 12.1), two business days after sending by air courier, or three business days after deposit in the United States Mail, certified mail return receipt requested, addressed to the appropriate Account Manager as specified below:

        Licensee:     TurboLinux, Inc
                      2000 Sierra Point parkway
                      Brisbane, CA 94005
                      Attention:    Legal Services
                      Phone Number: (650) 244-7777
                      Fax Number:   (650) 244-7766


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        ESSI:         Enlighten Software Solutions, Inc.
                      999 Baker Way, Fifth Floor
                      San Mateo, CA 94404
                      Attention:  Legal
                      Phone Number:  (650) 578-0700
                      Fax Number:  (650) 524-5952

12.2 Confidentiality of Agreement. Neither party shall disclose to any third party the terms of this Agreement other than its existence in general; provided, however, that either party may disclose the terms of this Agreement to its attorneys, accountants, bankers, advisors, and investors, and to potential investors and their attorneys, accountants, bankers and advisors.

12.3 Assignment. Neither party may assign nor transfer its rights or responsibilities set forth in this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, except in the case of merger or acquisition of all or substantially all of the stock or assets of a party, in which case such consent will not be required.

12.4 Waiver. A party's failure to exercise any of its rights under this Agreement shall not constitute a waiver or forfeiture of any such rights nor of any other rights.

12.5 Export. The parties acknowledge that the export of the Program, Documentation and ESSI Confidential Information may be subject to regulations which may prohibit the export of such information to certain foreign countries or the disclosure of such information to certain foreign nationals and Licensee agrees to obtain any such approval or equivalent document in relation thereto, with the reasonable assistance of ESSI. The parties, therefore, agree to comply strictly with all applicable export laws, regulations, executive orders and the like.

12.6 Exhibits. In the event of any conflict between an Exhibit and the main body of this Agreement, the latter shall control. The following Exhibits are incorporated in full into this Agreement by the first reference to each such Exhibit:

        (a)     Exhibit A, Program Description;
        (b)     Exhibit B, ESSI Trademarks;
        (c)     Exhibit C, Documentation;
        (d)     Exhibit D, [***];
        (e)     Exhibit E, Royalty Schedule and Payment Terms; and
        (f)     Exhibit F, Add On Sales Opportunity.

12.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A., without giving effect to the principles of conflict of law. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

12.8 Injunctive Relief. Unauthorized use of the Program, any information contained therein, or other Confidential Information will diminish the value to either party of the trade secrets and proprietary information that are the subject of this Agreement. Therefore, if either party breaches

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        any of its obligations hereunder, the affected party shall be entitled to equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as monetary damages.

12.9 Entire Agreement. This Agreement and the Exhibits represent the entire agreement between the parties as to the matters set forth and integrates all prior or contemporaneous discussions and understanding between them. This Agreement may only be modified by a written instrument signed by an authorized representative of both Licensee and ESSI.

TURBOLINUX, INC.                             ENLIGHTEN SOFTWARE SOLUTIONS, INC.


By:    /s/ Rok Sosic                         By:    /s/ David D. Parker
       ---------------------------                  ----------------------------

Name:  Rok Sosic                             Name:  David D. Parker
       ---------------------------                  ----------------------------

Title: Chief Technology Officer              Title: Chief Executive Officer
       ---------------------------                  ----------------------------



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                                    EXHIBIT A

                              PRODUCT DESCRIPTIONS

1.      PROGRAM

The Program and feature functionality is fully described by the ESSI Distributed System Manager ("DSM") version 3.B documentation set. As of the Effective Date, the current version of DSM is 3.2.0. This version will be used as a reference when the Program as referenced in the Agreement.

The Program for the TurboLinux Product will consist of the following elements:

[***]

It is ESSI's intention to continue to enhance and evolve the Program over time. Some features and functions may be added or modified in the course of this process. ESSI retains the right to modify the graphical user interface (GUI), command line interface (CLI), the application program interface (API), and/or the underlying architecture of the Program without incurring any liability to Licensee therefor.

2.      TURBO LINUX PRODUCT

In US:

        Currently:
               TurboLinux Workstation 3.6
        Starting in Q4 (approximately October):
               TurboLinux Workstation 4.1
               TurboLinux Server 4.1
               TurboCluster Server 4.0

In Japan:

        Currently:
               TurboLinux Workstation 4.0
               TurboLinux Workstation Pro 4.0
               TurboLinux Server 4.2

In China:

        Currently:
               TurboLinux Workstation 4.0


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                                    EXHIBIT B

                                   ESSI RIGHTS

Licensee shall include a trademark acknowledgment in all copies of the Program and documentation derived from Documentation. Such acknowledgment shall specify that the Program and documentation are based on ESSI's Program and shall be worded as follows:

Enlighten is a registered trademark of Enlighten Software Solutions, Inc. Enlighten for UNIX/Distributed Systems Manager and Enlighten/DSM are trademarks of Enlighten Software Solutions, Inc. All information contained in the manual for Enlighten for UNIX/Distributed Systems Manager is proprietary to Enlighten Software Solutions, Inc., and all rights are reserved.



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                                    EXHIBIT C

                                  DOCUMENTATION

Section A - Sublicensable Documentation
ESSI will provide both printed and electronic forms of the end-user Documentation currently delivered with the Program when purchased by an ESSI customer, including, but not limited to:

        (1)  Enlighten/DSM User's Manual





Section B - Confidential Documentation
This shall include any technical and business information relating to inventions or products, research and development, product planning methodologies, manufacturing and engineering processes, costs, profit, or margin information, employee skills and salaries, finances, customers, marketing and production and future business plans of the Discloser. Confidential Documentation may also include confidential proprietary and/or trade secret information that is owned by third parties who may have disclosed such information to either party in the course of such party's business.



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                                    EXHIBIT D

                                      [***]



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                                    EXHIBIT E

                       ROYALTY SCHEDULE AND PAYMENT TERMS

Subject to Section 3.1.1 of the Agreement, for each copy of the Program reproduced by Licensee for distribution via sublicense as authorized in the Agreement, Licensee will pay to ESSI the following amounts:

[***] for the TurboLinux Workstation product
[***] for the TurboLinux Server product
[***] for the TurboLinux TurboCluster product

Notwithstanding the foregoing, in no event will the fees paid by TurboLinux to ESSI exceed [***] of the gross revenue (net of only channel discount) invoiced by TurboLinux for each sale of TurboLinux Products. (For purposes of applying the [***] formula set forth above, royalties shall be calculated separately for each such OEM, distributor, or other sublicensee (i.e., deal-by-deal), and shall not be aggregated across more than one sublicensee.) In the event that the amount paid by TurboLinux is less than the amounts set forth above, TurboLinux will provide reasonable documentation in its quarterly report to justify the reduction in royalty.


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                                    EXHIBIT F

                            ADD ON SALES OPPORTUNITY

Add On or additional sale opportunity exists for ESSI and TurboLinux in the form of additional products. These are sale opportunities for end user customers who receive the Program along with a TurboLinux Product to upgrade to a more advanced version or product offered by ESSI. Add on Sales Opportunity may exist in the form of:

[***]

Regarding upsell opportunities, TurboLinux will provide references or leads for these opportunities as it becomes aware of them. ESSI will actively prospect for these opportunities and will have full responsibility for prosecuting these sales and providing ongoing support and maintenance. During any given contract year (defined as a 12 month period commencing on the Effective Date or any anniversary thereof), TurboLinux will receive a percentage of the gross amounts received by ESSI for the sale of the Program and/or other ESSI proprietary software programs to leads provided by TurboLinux to ESSI, as indicated in this paragraph, as follows:

First [***]                  TurboLinux [***]             ESSI [***]
[***] to [***]               TurboLinux [***]             ESSI [***]
[***] and up ...             TurboLinux [***]             ESSI [***]




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